UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 18, 2010

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e). COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 18, 2010, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company met and considered compensation issues with respect to the Company’s Executive Officers.
(A)            At that meeting, the Committee approved the material terms of the Company’s 2011 Annual Cash Bonus Program, which is applicable to each of the Executive Officers. Because the Program is pursuant to the Executive Officer Bonus Plan approved by shareholders in January of 2006, performance-based awards under the Program will be tax deductible under Section 162(m) of the Internal Revenue Code. The Committee has approved a bonus pool for the Executive Officers equal to 1.5% of operating earnings for fiscal year 2011 (defined as net earnings before taxes, interest expense, and other financing, and not including (i) unusual or non-recurring accounting impacts or changes in accounting standards or treatment, (ii) unusual or non-recurring accounting treatments related to an acquisition by the Company completed during the fiscal year, or (iii) unusual or non-recurring non-cash asset impairment, such as non-cash write-downs of goodwill or trade names) and may exercise its discretion following the end of the fiscal year to reduce awards under that pool in compliance with the following terms of the Program.

The annual bonus is comprised of two components: a Company performance component, based upon targeted earnings per share of the Company (“EPS”), and an individual performance component.

The annual bonus program will offer a potential payout expressed as a percentage of the individual’s bonus target, which is a percentage of the individual’s base salary. For the Executive Officers, that percentage ranges from 60% to 100%, as noted under (B) below.  The Company performance component of the annual bonus will continue to comprise 70% of the individual’s bonus target, and the individual performance component will comprise 30%.  The Company performance component will continue to be paid out only if the threshold EPS goal for fiscal 2011 (equal to final fiscal year 2010 EPS results, as adjusted) is achieved, with payment at that threshold of 10% of the 70% of the individual’s bonus target. Payment percentages will increase proportionately, in 1/10th of 1% increments, to 100% of the 70% if the 8% EPS goal (set at 8% over fiscal year 2010 results, as adjusted) is achieved, and to 200% of the 70% if the stretch EPS goal (set at 16% over fiscal year 2010 results, as adjusted) is achieved. The individual performance component offers a payout equal to 200% of the 30% of the individual’s bonus target for a "1" rating, 150% of the 30% for a “2” rating, 110% of the 30% for a “3+” rating, 100% of the 30% for a “3” rating, and 75% of the 30% for a "3-" rating, with no payouts, under either the Company performance component or the individual performance component, for ratings below that level.

(B)           At its October 18, 2010 meeting, the Committee also established the annual salaries and bonus targets of the Executive Officers for its 2011 fiscal year. The new annual salaries for the Executive Officers that were Named Executive Officers in the Company’s most recently filed Proxy Statement in connection with its 2010 Annual Meeting of Shareholders, are as follows: W. Klein, $1,000,000, bonus target 100%; J. McClanathan, $510,000, bonus target 80%; D. Sescleifer, $510,000, bonus target 80%; D. Hatfield, $510,000, bonus target 80%, G. Stratmann, $410,000, bonus target 60%. A salary of $360,000 and a bonus target of 60% was approved for P. Conrad.

(C)           At its October 18, 2010 meeting, the Committee also approved an award pool for the Executive Officers under the terms of the Company’s 2009 Incentive Stock Plan, which was approved by shareholders at the 2009 Annual Meeting. The pool would be equal to 1.5% of operating earnings for fiscal year 2011 (defined as net earnings before taxes, interest expense, and other financing, and not including (i) unusual or non-recurring accounting impacts or changes in accounting standards or treatment, (ii) unusual or non-recurring accounting treatments related to an acquisition by the Company completed during the fiscal year, or (iii) unusual or non-recurring non-cash asset impairment, such as non-cash write-downs of goodwill or trade names). The Committee may exercise its discretion following the end of the fiscal year to grant awards under the 2009 Incentive Stock Plan from that pool.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By: ________________________________________
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer
Dated: October 18, 2010